UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 29, 2018

SEARS HOLDINGS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-51217, 001-36693	20-1920798
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3333 Beverly Road Hoffman Estates, Illinois	60179
(Address of principal executive offices)	(Zip code)

Registrant’s Telephone Number, Including Area Code: (847) 286-2500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐  Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Entry into Second Amendment to Credit Agreement

On June 29, 2018, Sears Holdings Corporation (the “Company”), through SRC O.P. LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC (collectively, the “Secured Loan Borrowers”), entities wholly-owned and controlled indirectly by the Company, entered into a Second Amendment (the “Credit Agreement Amendment”) to the Credit Agreement, dated as of March 14, 2018 (the “Credit Agreement”), among the Secured Loan Borrowers, the lenders party thereto, UBS AG, Stamford Branch, LLC, as administrative agent, and UBS Securities LLC, as lead arranger and bookrunner. The Credit Agreement provides for a term loan (the “Secured Loan”) that is secured by the Secured Loan Borrowers’ interests in certain real properties. As of June 29, 2018, the aggregate principal amount of the Secured Loan was $71.1 million.

The Credit Agreement Amendment increased the loan-to-value cap applicable to the aggregate principal amount of the Secured Loan, the Mezzanine Loan (as defined below) and the Additional Mezzanine Loans (as defined below) that may be incurred under the Credit Agreement and the Mezzanine Loan Agreement (as defined below) from 55% to 69%. No upfront or other fees were paid by the Secured Loan Borrowers in connection with the Credit Agreement Amendment.

The foregoing description of the Credit Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Entry into Fifth Amendment to Mezzanine Loan Agreement

On June 29, 2018, the Company, through SRC Sparrow 2 LLC (the “Mezzanine Loan Borrower”), an entity wholly-owned and controlled indirectly by the Company, entered into a Fifth Amendment (the “Mezzanine Loan Amendment”) to the Mezzanine Loan Agreement, dated as of March 14, 2018 (the “Mezzanine Loan Agreement”), among the Mezzanine Loan Borrower, JPP, LLC and JPP II, LLC, as lenders, and JPP, LLC, as administrative agent. Mr. Edward S. Lampert, the Company’s Chief Executive Officer and Chairman, is the sole stockholder, chief executive officer and director of ESL Investments, Inc., which controls JPP, LLC and JPP II, LLC. The Mezzanine Loan Agreement provides for a term loan (the “Mezzanine Loan”) that is secured by a pledge of the equity interests in SRC O.P. LLC, the direct parent company of the entities that own the real properties that secure the obligations of the Secured Loan Borrowers under the Credit Agreement.

The Mezzanine Loan Agreement contains an uncommitted accordion feature pursuant to which the Mezzanine Loan Borrower may incur additional loans (“Additional Mezzanine Loans”), subject to certain conditions set forth in the Mezzanine Loan Agreement and the Credit Agreement. The Mezzanine Loan Amendment made a conforming change to the loan-to-value cap to increase such cap from 55% to 69%. No upfront or other fees were paid by the Mezzanine Loan Borrower in connection with the Mezzanine Loan Amendment.

In connection with the entry into the Mezzanine Loan Amendment, the Mezzanine Borrower borrowed $50.0 million as an Additional Mezzanine Loan under the Mezzanine Loan Agreement. As of June 29, 2018, after giving effect to such borrowing, the aggregate principal amount of the Mezzanine Loan and Additional Mezzanine Loans outstanding under the Mezzanine Loan Agreement was $438.2 million.

The foregoing description of the Mezzanine Loan Amendment does not purport to be complete and is qualified in its entirety by reference to the Mezzanine Loan Amendment, a copy of which is filed herewith as Exhibit 10.2 and is incorporated by reference herein.

Entry into Fifth Amendment to Second Lien Credit Agreement

On July 5, 2018, the Company and the other parties thereto entered into a Fifth Amendment (the “Second Lien Credit Agreement Amendment”) to that certain Second Lien Credit Agreement (as previously amended, amended and restated, supplemented or otherwise modified, the “Second Lien Credit Agreement”), dated as of September 1, 2016, among the Company, Sears Roebuck Acceptance Corp. (“SRAC”), Kmart Corporation (“Kmart”), the lenders party thereto, and JPP, LLC, as administrative agent and collateral administrator. The Second Lien Credit Agreement Amendment provides for the incurrence by the Company of approximately $45 million of alternative tranche line of credit loans (the “New Loans”) in exchange for a like principal amount of the Company’s outstanding 6 5/8% Senior Secured Notes due 2018 (the “Old Notes”), which Old Notes were cancelled.

The New Loans mature on October 15, 2018, which was the same maturity date of the Old Notes. Amounts outstanding under the New Loans may be prepaid at any time, subject to a make-whole prepayment premium.

The New Loans bear interest at a rate equal to 6 5/8% per annum, which was the same rate as the Old Notes. Interest on the New Loans is payable from April 15, 2018 on the maturity date of the New Loans.

The New Loans otherwise generally have similar terms to the existing loans under the Second Lien Credit Agreement; provided that the lenders under the New Loans benefit from certain additional covenants. The New Loans are guaranteed by SRAC, Kmart and the other subsidiaries of the Company that guarantee the existing loans under the Second Lien Credit Agreement and are secured by the same assets of the Company and its subsidiaries that secure the existing loans under the Second Lien Credit Agreement.

The foregoing summary of the Second Lien Credit Agreement Amendment and the New Loans does not purport to be complete and is qualified in its entirety by reference to the full text of the Second Lien Credit Agreement Amendment, a copy of which is filed herewith as Exhibit 10.3 and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by Item 2.03 is included in Item 1.01 above and is incorporated herein by reference.

Private Securities Litigation Reform Act of 1995 –

A Caution Concerning Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The Company cautions that these forward-looking statements are subject to risks, uncertainties and assumptions, many of which are beyond its control, that may cause actual results to differ materially from those indicated in the forward-looking statements for a number of reasons. Additional information concerning other factors is contained in the Company’s most recent annual report on Form 10-K and subsequent filings with the SEC. The Company intends these forward-looking statements to speak only as of the time made and, except as required by law, does not undertake to update or revise them as more information becomes available.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit 10.1	Second Amendment to Credit Agreement, dated as of June 29, 2018, among SRC O.P. LLC, SRC Facilities LLC and SRC Real Estate (TX), LLC, as the borrowers, the lenders party thereto and UBS AG, Stamford Branch, as administrative agent.

Exhibit 10.2	Fifth Amendment to Mezzanine Loan Agreement, dated as of June 29, 2018, between SRC Sparrow 2 LLC, as borrower, and JPP, LLC, as administrative agent

Exhibit 10.3	Fifth Amendment to Second Lien Credit Agreement, dated as of July 5, 2018, among Sears Holdings Corporation, Sears Roebuck Acceptance Corp. and Kmart Corporation, as borrowers, the subsidiaries of Sears Holdings Corporation party thereto, the lenders party thereto, and JPP, LLC, as administrative agent and collateral administrator

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEARS HOLDINGS CORPORATION

Dated: July 6, 2018	By:	/s/ Robert A. Riecker
Robert A. Riecker
Chief Financial Officer